SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                December 16, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                     SPORTS ENTERTAINMENT ENTERPRISES, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Nevada                    0-17436                84-1034868
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



            6730 Las Vegas Boulevard South, Las Vegas, Nevada  89119
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (702) 798-7777
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On December 16, 1999, Sports Entertainment Enterprises, Inc. (the "Registrant"), engaged Piercy, Bowler, Taylor & Kern as its independent accountants for the fiscal year ended December 31, 1999. Also on December 16, 1999, Arthur Andersen LLP was dismissed as the Registrant's independent accountants.

         (b) Arthur Andersen LLP's reports on the Registrant's financial statements for the fiscal years ended December 31, 1997 and December 31, 1998 contained no adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles. However, they did include a paragraph concerning uncertainties relating to the Registrant's ability to continue as a going concern.

         (c) The Registrant's Board of Directors made the decision to engage Piercy, Bowler, Taylor & Kern. The Registrant has an audit committee which also approved the decision to change auditors.

         (d) In connection with the prior audits for the fiscal years ended December 31, 1997 and December 31, 1998, and from December 31, 1998 to December 16, 1999, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         (e) The Registrant did not consult with Piercy, Bowler, Taylor & Kern with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

         (f) The Registrant has requested that Arthur Andersen LLP review the disclosures contained herein and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16.     Letter from Arthur Andersen LLP



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   SPORTS ENTERTAINMENT ENTERPRISES, INC.



Dated: December 16, 1999           By:/s/ Kirk Hartle
                                      Kirk Hartle, Chief Financial Officer